EXHIBIT A

   RESTATED ARTICLES OF INCORPORATION OF ROADRUNNER ENTERPRISES,
  INC.
                 (FORMERLY KNOWN AS INTRENET, INC.)

                             ARTICLE I
                                Name

     The name of the Corporation is Roadrunner Enterprises, Inc. (the "Corporation").


                             ARTICLE II
                        Purposes and Powers

     Section 2.1.   Purpose of the Corporation.   The purpose  for
  which the Corporation is formed is to engage in the transaction of any or all lawful business for which corporations may now or
  hereafter   be   incorporated   under  the   Indiana   Business
  Corporation Law (the "Corporation Law").

     Section 2.2.   Powers of  the Corporation.   The  Corporation
  shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and
  (c) all powers authorized by or vested in the Corporation by the provisions of these Restated Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.


                            ARTICLE III
                         Term of Existence

     The period during which the Corporation shall continue is perpetual.


                             ARTICLE IV
                    Registered Office and Agent

     The street address of the Corporation's registered office in Indiana at the time of adoption of these Restated Articles of Incorporation is Junction 231 & I-66, Rockport, Indiana 47635, and the name of its Resident Agent at such office at the time of adoption of these Restated Articles of Incorporation is Phillip E. Weaver.
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                             ARTICLE V
                               Shares

     Section 5.1.   Authorized  Class and  Number of Shares.   The
  total number of shares of all classes which the Corporation shall have authority to issue is 35,000,000 shares, consisting
  of  25,000,000 shares  of  Common  Stock,  without   par  value
  ("Common Stock"), and 10,000,000 shares of Preferred Stock, without par value ("Preferred Stock").

     Section 5.2.  Dividends.   Subject to  the provisions  of law
  and the rights of the Preferred Stock and any other class or series of stock then outstanding having a preference as to dividends over the Common Stock, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine.

     Section 5.3.   Relative  Rights of  Shareholders.   Upon  the
  liquidation,  dissolution  or winding  up  of  the Corporation,
  whether  voluntary  or   involuntary,  after  any  preferential
  amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding having a preference over the Common Stock have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders.

     Section 5.4.   Rights  and  Terms  of Preferred  Stock.   The
  Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of
  Preferred  Stock.   Before any  shares of  any such  series are
  issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by the adoption and filing in accordance with the Corporation Law, of an amendment or amendments to these Restated Articles of Incorporation, the terms of such Preferred Stock or series of Preferred Stock, including the following terms:

       (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

       (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;

       (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

       (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

       (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

       (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

       (g)  whether   the  shares   of  such   series  shall   be
     convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

       (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock.

     Section 5.5.     Assessability.      Upon   receipt  by   the
  Corporation of the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor shall be fully paid and nonassessable.


                             ARTICLE VI
                             Directors

     Section  6.1.   Number.   The  number  of Directors  shall be
  fixed by the By-Laws.

     Section 6.2.    Qualifications.     Directors  need   not  be
  shareholders of the Corporation or residents of this or any other state of the United States.
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     Section 6.3.   Vacancies.  Vacancies  occurring on the  Board
  of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The
  By-Laws  may  also   provide  that  in  certain   circumstances
  specified  therein,  vacancies  occurring   on  the  Board   of
  Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

     Section 6.4.     Liability  of   Directors.     A  Director's
  responsibility  to  the   Corporation  shall   be  limited   to
  discharging his duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, with the care an ordinarily prudent
  person  in  a  like   position  would  exercise  under  similar
  circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

     In discharging his duties, a Director  is entitled to rely on
  information,  opinions,  reports,   or  statements,   including
  financial statements  and other financial data,  if prepared or presented by:

       (a) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

       (b) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

       (c) A committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;

  but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.4 unwarranted. A Director may, in considering the best interests of the Corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the Corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the Director considers pertinent.

     A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (i) the Director has breached or failed to perform the duties of the Director's office in compliance with this Section 6.4, and (ii) the breach or failure to perform constitutes willful misconduct or recklessness.

     Section 6.5.  Removal of Directors.   Any or all of  the members of the
  Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the
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  affirmative vote  of the  holders of outstanding  shares representing  at least a majority of all the votes then entitled to be cast at an election of Directors.


                                 ARTICLE VII
                    Provisions for Regulation of Business
                    and Conduct of Affairs of Corporation

     Section 7.1.  Meetings of Shareholders.   Meetings of  the shareholders
  of the Corporation shall be held at such times and at such places, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

     Section 7.2.   Special Meetings of Shareholders.   Special meetings  of
  the  shareholders,   for  any  purpose  or   purposes,  unless  otherwise
  prescribed by the Corporation Law, may be called at any time by the Board of Directors or the person or persons specifically authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the Corporation receives one (1) or more written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the
  proposed  special meeting.   If  the Secretary  receives one (1)  or more
  proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

     Section 7.3.    Meetings  of  Directors.    Meetings  of  the  Board of
  Directors of the Corporation shall be held at such times and at such places, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-laws provide otherwise (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

     Section 7.4.    Action  Without  Meeting.     Any  action  required  or
  permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such
  committee, as the case may be.   The action must be evidenced  by one (1)
  or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the

  Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 7.4 is effective when the last director, shareholder or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

     Section 7.5.    By-Laws.    The  Board  of  Directors  shall  have  the
  exclusive power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Restated Articles of Incorporation shall be stated in the By-
  Laws.    The  Board  of Directors  may  adopt  Emergency  By-Laws of  the
  Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of a majority of the entire number of Directors at the time.

     Section 7.6.    Interest of  Directors.    (a) A  conflict of  interest
  transaction is a transaction with the  Corporation in which a Director of
  the  Corporation  has a  direct  or  indirect interest.    A  conflict of
  interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

         (i) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

        (ii) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction.

       (iii)   The transaction was fair to the Corporation.

       (b)  For  purposes  of  this   Section 7.6,  a  Director   of  the
     Corporation has an indirect interest in a transaction if:

         (i) another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

        (ii) another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

       (c) For purposes of Section 7.6(a)(i), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this Section 7.6 by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 7.6. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.6(a)(i), if the transaction is otherwise authorized, approved, or ratified as provided in such Section.

       (d) For purposes of Section 7.6(a)(ii), shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.6(b), may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

     Section 7.7.    Nonliability   of  Shareholders.  Shareholders  of  the
  Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

     Section 7.8.    Indemnification  of  Officers,  Directors  and    Other
  Eligible Persons.

       (a) To the maximum extent permitted by the Corporation Law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim, (i) if such Eligible Person is Wholly Successful with respect to the Claim, or
     (ii) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.8(f) or 7.8(g), to have acted in good faith, in what he reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal Claim, is determined to have had reasonable cause to believe that his conduct was lawful or to have had no reasonable cause to believe that his conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (ii) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.

       (b) The term "Claim" as used in this Section 7.8 shall include every pending, threatened or completed claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

         (i)   by  reason of  his  being or  having been  an  Eligible
         Person, or

        (ii) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time such Liability or Expense shall have been incurred.

       (c) The term "Eligible Person" as used in this Section 7.8 shall mean every person (and the estate, heirs and personal representatives of such person) who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his duties to the Corporation also imposed duties on, or otherwise involved services by, him to the plan or to participants in or beneficiaries of the plan.

       (d)  The  terms  "Liability"  and   "Expense"  as  used   in  this
     Section 7.8 shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of, an Eligible Person.

       (e) The term "Wholly Successful" as used in this Section 7.8 shall mean (i) termination of any Claim against the Eligible Person in question without any finding of liability or guilt against him,
     (ii) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (iii) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.

       (f) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (i) if special independent legal counsel, which may be regular counsel of the Corporation or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the "Referee"), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 7.8(a)(ii), and (ii) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person's Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which such Eligible Person relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions or other evidence in any way relevant to the Referee's finding that are within the possession or control of the Corporation.

       (g)  If  an Eligible  Person claiming  indemnification pursuant to
     Section 7.8(f) is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.8(f) within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under
     Section 7.8(f) within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 7.8(a)(ii). If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.

       (h) The rights of indemnification provided in this Section 7.8 shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this
     Section 7.8, the Board of Directors may, at any time and from time to time, (i) approve indemnification of any Eligible Person to the maximum extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (ii) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

       (i) Expenses incurred by an Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount unless he is determined to be entitled to indemnification.

       (j) The provisions of this Section 7.8 shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment or modification of this Section 7.8 that occurs subsequent to such person becoming an Eligible Person.

       (k) The provisions of this Section 7.8 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.


                                 ARTICLE VIII
                           Miscellaneous Provisions

     Section 8.1.   Amendment  or Repeal.    Except as  otherwise  expressly
  provided for in these Restated Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Restated
  Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

     Section 8.2.  Captions.  The captions of  the Articles and Sections  of
  these  Restated   Articles  of  Incorporation  have   been  inserted  for
  convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.
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